As filed with the Securities and Exchange Commission on December 12, 2008
Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PLATO LEARNING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	36-3660532 (I.R.S. Employer Identification No.)
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
(952) 832-1000
(Address of Principal Executive Offices)
PLATO LEARNING, INC.
2006 STOCK INCENTIVE PLAN
(Full title of the plan)

Vincent Riera President and Chief Executive Officer PLATO Learning, Inc. 10801 Nesbitt Avenue South Bloomington, Minnesota 55437 (952) 832-1000	Copy to: W. Morgan Burns Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901 612-766-7000
(Name, address and telephone number of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
Title of	Amount	maximum	aggregate	Amount of
securities to	to be	offering price	offering	registration
be registered	registered (1)	per share (2)	price (2)	fee (3)
Common Stock, par value $.01 per share	1,246,734 shares	See Explanatory Note A on page 1	$13,741,353	$1,769.68

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of Common Stock of the Registrant.

(2)	Calculated pursuant to Rule 457(c) and (h) of the Securities Act for purposes of calculating the maximum aggregate offering price and registration fee. See Explanatory Note A on page 1.

(3)	Registration fees have been paid with respect to all shares under the following registration statements of the Registrant: Nos. 333-30963 and 333-30965 (both filed July 9, 1997), No. 333-45228 (filed September 6, 2000), No. 333-84592 (filed March 20, 2002) and No. 333-111320 (filed December 18, 2003). Post effective amendments have been filed de-registering all such shares under such registration statements. See Explanatory Note A on page 1.

Part II — Information Required by General Instruction E of Form S-8 Registration Statement
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2
EX-23.3
EX-24

Explanatory Notes
     A. On March 2, 2006, the shareholders of PLATO Learning, Inc. (the “Company”), adopted the PLATO Learning, Inc. 2006 Stock Incentive Plan (the “Plan”). The Plan does not call for any shares to be issued that have not been previously registered with the Securities and Exchange Commission (the “Commission”) under certain prior stock option and stock incentive plans of the Company. Instead, the Plan provides that the total number of shares available for issuance in connection with awards under the Plan is equal to the sum of (i) the shares remaining under the prior plans listed below (the “Prior Plans”) and (ii) the shares subject to awards under the Plan or the Prior Plans that, after the effective date of the Plan, expire without being exercised, or are forfeited, canceled, settled, or otherwise terminated without a distribution of shares to a participant. The Prior Plans are: the TRO Learning Inc. 1997 Stock Incentive Plan (Registration No. 333-30963), the TRO Learning, Inc. 1997 Non-Employee Directors Stock Option Plan (Registration No. 333-30965), the PLATO Learning, Inc. 2000 Stock Incentive Plan (Registration No. 333-45228), the PLATO Learning, Inc. 2000 Non-Employee Directors Stock Option Plan (Registration No. 333-45230), and the PLATO Learning, Inc. 2002 Stock Plan (Registration Nos. 333-84592 and 333-111320). All of the shares being registered hereunder have been previously registered in the registration statements with respect to the Prior Plans. The Company has filed post-effective amendments to the registration statements under the Prior Plans, de-registering the shares carried over from the Prior Plans and included in this registration statement.
     The amount of the registration fee is a combination of the amounts used in calculating the portion of the registration fee carried over from prior registration statements as follows.

		Proposed Maximum	Proposed
		Offering Price Per	Maximum	Amount of
Registration Statement	Carried Over Shares	Share (1)	Offering Price	Registration Fee
333-30963	109,868	$8.875	$975,079	$295.48
333-30965	13,334	8.875	118,339	35.86
333-45228	160,367	13.4687	2,159,935	570.22
333-84592	103,793	17.05	1,769,671	162.81
333-111320	859,372	10.145	8,718,329]	705.31

Total	1,246,734		$13,741,353	$1,769.68

(1)	Based respectively on the average of the high and low prices of the common stock of the Company on the NASDAQ National Market System on: July 1, 1997; July 1, 1997; August 30, 2000; March 18, 2002; and December 11, 2003.
     B. This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,246,734 shares of the Company’s Common Stock to be issued pursuant to the PLATO Learning, Inc. 2006 Stock Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (Registration Statement No. 333-132290) is incorporated by reference herein.
Part II — Information Required by General Instruction E of Form S-8 Registration Statement
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Commission by the Company are incorporated by reference into this Registration Statement and made part hereof:
     (a) the Company’s most recent Annual Report on Form 10-K filed with the Commission;
     (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Company’s fiscal year covered by the Annual Report on Form 10-K referenced in item (a); and

     (c) the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on November 12, 1992, (File No. 0-20842 under the Exchange Act), including any subsequent amendment or any report filed for the purpose of updating such description.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits
     The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibit	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Company’s Registration Statement on Form S-1 (File Number 33-54296))

3.2	Amended and Restated Bylaws of PLATO Learning, Inc., Amended as of September 11, 2008 (incorporated by reference to Exhibit 3.02 to the Company’s Current Report on Form 8-K filed September 17, 2008 (File Number 0-20842))

3.3	Certificate of Amendment of Amended Certificate of Incorporation, filed March 31, 2000 (incorporated by reference to Exhibit 3.04 to the Company’s Annual Report on Form 10-K for the year ended October 31, 2001 (File Number 0-20842))

3.4	Certificate of Amendment of Certificate of Incorporation, filed November 6, 1992 (incorporated by reference to Exhibit 3.05 to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2002 (File Number 0-20842))

3.5	Certificate of Amendment of Amended Certificate of Incorporation, filed March 20, 2002 (incorporated by reference to Exhibit 3.06 to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2002 (File Number 0-20842))

4.1	PLATO Learning, Inc. 2006 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed September 17, 2008 (File Number 0-20842))

5.1	Opinion and consent of Faegre & Benson LLP*

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Grant Thornton LLP*

24.1	Powers of Attorney*

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on December 12, 2008.

PLATO LEARNING, INC.
By:	/s/ Vincent Riera
	Name:	Vincent Riera
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: December 12, 2008	/s/ Vincent Riera

Vincent Riera, President and Chief Executive Officer (Principal Executive Officer)

Date: December 12, 2008	/s/ Robert J. Rueckl

Robert J. Rueckl, Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: December 12, 2008	/s/ John G. Lewis*

John G. Lewis, Director

Date: December 12, 2008	/s/ Robert S. Peterkin*

Robert S. Peterkin, Director

Date: December 12, 2008	/s/ M. Lee Pelton*

M. Lee Pelton, Director

Date: December 12, 2008	/s/ John T. Sanders*

John T. Sanders, Director

Date: December 12, 2008	/s/ Susan E. Knight*

Susan E. Knight, Director

Date: December 12, 2008	/s/ David W. Smith*

David W. Smith, Director

Date: December 12, 2008	/s/ Joseph E. Duffy*

Joseph E. Duffy, Director

Date: December 12, 2008	/s/ Ruth L. Greenstein*

Ruth L. Greenstein, Director

Date: December 12, 2008	/s/ Warren Simmons*

Warren Simmons, Director

*	/s/ Robert J. Rueckl
By Robert J. Rueckl, attorney-in-fact

EXHIBIT INDEX

Exhibit	Description	Method of Filing

3.1	Certificate of Incorporation	Incorporated by reference

3.2	Amended and Restated Bylaws of PLATO Learning, Inc., Amended as of September 11, 2008	Incorporated by reference

3.3	Certificate of Amendment of Amended Certificate of Incorporation, filed March 31, 2000	Incorporated by reference

3.4	Certificate of Amendment of Certificate of Incorporation, filed November 6, 1992	Incorporated by reference

3.5	Certificate of Amendment of Amended Certificate of Incorporation, filed March 20, 2002	Incorporated by reference

4.1	PLATO Learning, Inc. 2006 Stock Incentive Plan, as amended	Incorporated by reference

5.1	Opinion and consent of Faegre & Benson LLP	Filed Electronically

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5.1)	—

23.2	Consent of PricewaterhouseCoopers LLP	Filed Electronically

23.3	Consent of Grant Thornton LLP	Filed Electronically

24.1	Powers of Attorney	Filed Electronically